UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2005

Nash-Finch Company

(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 France Avenue South, Minneapolis, Minnesota	55435-0355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 832-0534

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

As previously reported, Nash Finch announced on March 31, 2005 that it completed the purchase of substantially all of the assets of the wholesale food and non-food distribution business conducted by Roundy’s Supermarkets, Inc. (formerly known as Roundy’s, Inc.) (“Roundy’s”) and certain of its subsidiaries out of two distribution centers located in Lima, Ohio and Westville, Indiana, the retail grocery business conducted by Roundy’s and one of its subsidiaries from stores in Ironton, Ohio and Van Wert, Ohio, and Roundy’s general merchandise and health and beauty care products distribution business involving the customers of the two purchased distribution centers.  Nash Finch also assumed certain trade payables and accrued expenses associated with the assets acquired.

The aggregate purchase price paid was $225.7 million in cash, and is subject to customary adjustment based upon changes in the net assets of the acquired business through the closing date.

Item 9.01    Financial Statements and Exhibits.

(b)                                 Pro forma financial information.

The following unaudited pro forma combined statement of income of Nash Finch and the acquired business are filed with this Report as Exhibit 99.1:

•                  Introduction to Pro Forma Combined Statement of Income

•                  Pro Forma Combined Statement of Income for the Twenty-four Weeks ended June 18, 2005

•                  Notes to Pro Forma Combined Statement of Income

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Nash Finch Company Unaudited Pro Forma Combined Statement of Income for the Twenty-four Weeks ended June 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY

Date: July 21, 2005	By:	/s/ LeAnne M. Stewart
		Name:	LeAnne M. Stewart
		Title:	Senior Vice President and
Chief Financial Officer

NASH-FINCH COMPANY

EXHIBIT INDEX  FORM 8-K

DATED JULY 21, 2005

Exhibit No.	Description	Method of Filing

99.1	Nash Finch Company Unaudited Pro Forma Combined Statement of Income for the Twenty-four Weeks ended June 18, 2005	Filed herewith electronically